STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made effective as of
                                          ---------
the 10th day of March, 2003, by and among JAGUAR INVESTMENTS, INC., a Nevada corporation ("Seller" or "Jaguar") and THE D.A.R. GROUP, INC., a New York corporation ("Purchaser" or "DAR").

                             PRELIMINARY STATEMENTS
                             ----------------------

     A. WHEREAS, Jaguar owns of record an aggregate of 388,889 shares of common stock, par value $0.01 per share, of Premier Sports Media and Entertainment Group, Inc., a New York corporation ("Premier"), which shares constitute all of the issued and outstanding shares of all classes of capital stock of Premier; and

     B. WHEREAS, the authorized capital stock of Premier consists of 10,000,000 shares of common stock; and

     C. WHEREAS, Jaguar desires to sell to Purchaser, and Purchaser desires to purchase from Jaguar, 369,445 shares or 95% of the shares of Premier (the "Shares") for the consideration and upon the terms and conditions hereinafter set forth,

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

                                    ARTICLE I
                        PURCHASE AND SALE OF THE SHARES
                        -------------------------------

     Section 1.01.  Purchase and Sale.  On the Closing Date and upon the terms
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and subject to the conditions set forth herein, Seller shall deliver the Shares to Purchaser free and clear of all Liens, and Purchaser shall purchase the Shares from the Seller in exchange for the consideration set forth below in
Section 1.02.

     Section 1.02.  Consideration.  The consideration payable for the Shares
                    -------------
shall be the cancellation and forgiveness of indebtedness represented by that certain promissory note ("Note") owed by Jaguar to DAR, as well as DAR's assumption of all accounts payable on the Jaguar financial statements. Purchaser acknowledges that upon cancellation and forgiveness of said Note, Jaguar shall have no remaining indebtedness to Purchaser. Purchaser further acknowledges that Jaguar shall have no remaining liabilities upon execution of this Agreement.

     Section 1.03.  Time and Place of Closing.  Subject to the satisfaction or
                    -------------------------
waiver of the conditions herein, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place on or before March 10, 2003, at such place as the Seller and Purchaser may agree.

     Section 1.04.  Delivery of the Shares.  At Closing, Seller shall deliver to
                    ----------------------
Purchaser the certificate representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with all taxes attributable to the transfer and sale of the Shares paid by the Seller.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF SELLER AND PREMIER
              ----------------------------------------------------

     Subject to all of the terms, conditions and provisions of this Agreement, the Seller and Premier hereby represent and warrant to Purchaser, as of the date hereof and as of the Closing, as follows:

     Section 2.01.  Organization and Qualification.  Seller is a Nevada
                    ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Premier is a corporation, duly organized, validly existing and in good standing under the laws of New York. Premier has all requisite power and authority, corporate or otherwise, to own, lease and operate its assets and properties and to carry on its business as now being conducted. Premier is duly qualified to do business and is in good standing in the jurisdictions in which its assets and properties or the nature of the business conducted by it makes such qualification necessary. Premier's only subsidiaries are Premier Boxing, Inc., a New York corporation, CNB Sports and Entertainment, Inc., a New York corporation, each of which Premier wholly owns.

     Section 2.02.  Capitalization of Premier; Title to the Shares.  There are
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388,889 shares of common stock issued and outstanding, with a par value of $.01 per share. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights. The Shares transferred by the Seller to Purchaser will be free and clear of liens. There are no outstanding or authorized subscriptions, options, warrants, calls, rights or other similar contracts, including rights of conversion or exchange under any outstanding debt or equity security or other contract, to which any of the Shares will be subject or obligating the Seller and/or Premier to issue, deliver or sell, or cause to be issued, delivered or sold, any other shares of capital stock of Premier or any other debt or equity securities convertible into or evidencing the right to subscribe for any such shares of capital stock or obligating the Seller and/or Premier to grant, extend or enter into any such contract. There are no voting trusts, proxies or other contracts to which Seller and/or Premier is a party or is bound with respect to the voting of any of the Shares. The Seller has full legal right to sell, assign and transfer the Shares to Purchaser, and upon receipt of the consideration set forth in this Agreement, Seller shall transfer good and indefeasible title to the Shares to Purchaser, free and clear of liens.

     Section 2.03.  Authority.  The Seller has all requisite power and
                    ---------
authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Seller has duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Seller as applicable, enforceable against the Seller as applicable, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

     Section 2.04.  No Conflict.  The execution and delivery by the Seller of
                    -----------
this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws of Premier; (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Seller and/or Premier are a party; or (d) result in or require the creation of any lien upon the Shares.

     Section 2.05.  Consents and Approvals.  No governmental approvals and no
                    ----------------------
notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by the Seller of this Agreement or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

     Section 2.06.  Litigation.  There are no claims pending or, to the
                    ----------
knowledge of the Seller threatened against or affecting Premier or any of its assets and properties before or by any governmental authority or any other person. The Seller has no knowledge of the basis for any claim, which alone or in the aggregate: (a) could reasonably be expected to result in any liability with respect to Premier; or (b) seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Premier or any of its assets and properties.

     Section 2.07.  Brokers, Finders and Financial Advisors.  No broker, finder
                    ---------------------------------------
or financial advisor has acted for Seller in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Seller.

     Section 2.08.  Disclosure.  The schedules, documents, exhibits, reports,
                    ----------
certificates and other written statements and information furnished by or on behalf of Seller to the Purchaser do not contain any material misstatement of fact or, to the knowledge of Seller omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Seller has not withheld any fact known to it that has or is reasonably likely to have a material adverse effect with respect to Premier.

     Section 2.09.  Ownership.  The Seller represents and warrants that it owns
                    ---------
100% of the currently issued and outstanding capital stock of Premier.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Subject to all of the terms, conditions and provisions of this Agreement, Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

     Section 3.01.  Authority.  Purchaser has all requisite power and authority
                    ---------
to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

     Section 3.02.  No Conflict.  The execution and delivery by Purchaser of
                    -----------
this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract, including the Note, to which Purchaser is a party or by which Purchaser is bound or affected.

     Section 3.03.  Consents and Approvals. No governmental approvals and no
                    ----------------------
notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by Purchaser of this Agreement and the closing documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

     Section 3.04.  Litigation.  There are no claims pending or, to the
                    ----------
knowledge of Purchaser, threatened, and Purchaser has no knowledge of the basis for any claim, which either alone or in the aggregate, seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Purchaser which prohibits or restricts, or could reasonably be expected to result in any delay of, the consummation of the transactions contemplated by this Agreement.

     Section 3.05.  Brokers, Finders and Financial Advisors.   No broker, finder
                    ---------------------------------------
or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Purchaser.

                                   ARTICLE IV
                                    COVENANTS
                                    ---------

     Section 4.01.  Further Assurances.  Seller and Purchaser agree that, from
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time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchaser of the Shares held by or in the name of the Seller.

     Section 4.02.  Public Announcements.  Except as required by law, without
                    --------------------
the prior written approval of the other party, neither Seller nor Purchaser will issue, or permit any agent or affiliate thereof to issue, any press release or otherwise make or permit any agent or affiliate thereof to make, any public statement or announcement with respect to this Agreement or the transactions contemplated hereby and thereby.

                                    ARTICLE V
                                  MISCELLANEOUS
                                 ---------------
     Section 5.01.  Notices.  Any and all notices, requests or other
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communications hereunder shall be given in writing and delivered by: (a)
regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

     (i)  if  to  Seller,  to:         c/o David M. Loev, Esq.
                                       2777 Allen Parkway, Suite
                                       1000  Houston,  Texas 77019
                                       Facsimile Number: (713) 524-4122
                                       Telephone Number:  (713)  524-4110

     (ii) if  to  Purchaser,  to:      The  D.A.R.  Group,  Inc.

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or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section
5.01. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

     Section 5.02.  Benefit and Burden.  This Agreement shall inure to the
                    ------------------
benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

     Section 5.03.  No Third Party Rights.  Nothing in this Agreement shall be
                    ---------------------
deemed to create any right in any creditor or other person not a party hereto (other than the Purchaser Indemnified Persons) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (other than the Purchaser Indemnified Persons).

     Section 5.04.  Amendments and Waiver.  No amendment, modification,
                    ---------------------
restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

     Section 5.05.  Assignments.  Purchaser may assign any of its rights,
                    -----------
interests and obligations under this Agreement and must notify Seller in writing.

     Section 5.06.  Counterparts.  This Agreement may be executed in
                    ------------
counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     Section 5.07.  Captions and Headings.  The captions and headings contained
                    ---------------------
in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

     Section 5.08.  Construction.  The parties acknowledge that each of them has
                    ------------
had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

     Section 5.09.  Severability.  Should any clause, sentence, paragraph,
                    ------------
subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     Section 5.10.  Remedies.  The parties agree that the covenants and
                    --------
obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

     Section 5.11.  Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND
                    --------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     Section 5.12.  Submission to Jurisdiction.  Each of the parties hereby: (a)
                    --------------------------
irrevocably submits to the non-exclusive personal jurisdiction of any Florida court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Florida court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Florida court.

     Section 5.13.  Expenses; Prevailing Party Costs.  The Seller and Purchaser
                    --------------------------------
shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby, including all legal and accounting fees and disbursements, and Seller shall be solely liable for any and all expenses of the Seller and/or Premier that are incident to this Agreement and the transactions contemplated hereby and thereby (other than customary general, administrative and overhead expenses incurred in the ordinary course of business). Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its losses, including reasonable attorneys' fees, incurred in connection with the prosecution or defense of such action, from the losing party.

     Section 5.14.     Entire Agreement.  This Agreement set forth all of the
                       ----------------
promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersede all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

     Section 5.15.     Faxed Copies.  For purposes of this Agreement, a faxed
                       ------------
signature will constitute an original signature.


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                   "SELLER"
                                   Jaguar Investments, Inc.

                                   By:/s/ Douglas Gass
                                      ----------------------------
                                   Its: President
                                      ----------------------------


                                   "PURCHASER"
                                   The D.A.R. Group, Inc.

                                   Name: Salvatore Rommano
                                      ----------------------------
                                   Title: President
                                      ----------------------------